EXHIBIT 23.2

THE FOLLOWING REPORT IS A COPY OF A PREVIOUSLY ISSUED ARTHUR ANDERSEN LLP REPORT AND HAS NOT BEEN REISSUED BY ARTHUR ANDERSEN LLP.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-3 (No. 333-47554), filed on October 6, 2000 with the Securities and Exchange Commission under the Securities Act of 1933.

/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
December 17, 2001